UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

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JOHNSON CONTROLS INTERNATIONAL PUBLIC LIMITED COMPANY

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YourVoteCunts!JOHNSON CONTROLS INTERNATIONAL PLC 2022 Annual General Meeting Vote by March 8, 2022 11:59 PM ET JOHNSON CONTROLS INTERNATIONAL PLC ONE ALBERT QUAY CORK, IRELAND D65529-P64664-Z81519 You invested in JOHNSON CONTROLS INTERNATIONAL PLC and it’s time to vote! You have the right to vote on proposals being presented at the Annual General Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on March 9, 2022. Get informed before you vote View the Combined Notice and Proxy Statement, Annual Report, Irish Statutory Accounts and Non-Financial Disclosure Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to February 23, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Vote in Person at the Meeting* Point your camera here and March 9, 2022 3:00 PM, Local Time vote without entering a control number Arthur Cox Ten Earlsfort Terrace Dublin 2, D02 T380 Ireland *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. We are monitoring COVID-19 developments and other circumstances, as well as guidance issued by relevant health organizations. Should we determine that alternative arrangements may be advisable or required, such as changing the date, time, location or format of the meeting, we will announce our decision by press release and post additional information on our Investor Relations section of our website. Furthermore, to promote the health and safety of attendees, we may impose additional procedures or limitations on meeting attendance based on applicable governmental requirements or recommendations or facility requirements. Board Voting Items Recommends Ordinary Business 1. By separate resolutions, to elect the following individuals as Directors for a period of one year, expiring at the end of the Company’s Annual General Meeting of Shareholders in 2023: Nominees: 1a. Jean Blackwell For 1b. Pierre Cohade For 1c. Michael E. Daniels For 1d. W. Roy Dunbar For 1e. Gretchen R. Haggerty For 1f. Simone Menne For 1g. George R. Oliver For 1h. Jürgen Tinggren For 1i. Mark Vergnano For 1j. R. David Yost For 1k. John D. Young For 2.a To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company. For 2.b To authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration. For Special Business 3. To authorize the Company and/or any subsidiary of the Company to make market purchases of Company shares. For 4. To determine the price range at which the Company can re-allot shares that it holds as treasury shares (Special Resolution). For 5. To approve, in a non-binding advisory vote, the compensation of the named executive officers. For 6. To approve the Directors’ authority to allot shares up to approximately 33% of issued share capital. For 7. To approve the waiver of statutory pre-emption rights with respect to up to 5% of issued share capital (Special Resolution). For Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. D65530-P64664-Z81519